EXHIBIT 32.1

Certification Pursuant to
18 U.S.C. Section 1350
As Adopted Pursuant to
Section 906 of Sarbanes-Oxley Act of 2002

I, John A. Raasch, Chief Executive Officer (Principal Executive Officer), certify that this quarterly report on Form 10-QSB for the quarterly period ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained herein fairly presents, in all material respects, the financial condition and results of operations of Gateway Energy Corporation and its subsidiaries for the periods presented.

Date: November 16, 2004	/s/ John A. Raasch
John A. Raasch
President, Chief Executive Officer, Chief Operating Officer
(Principal Executive Officer)